UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 22, 2011

EMMIS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Emmis Communications Corp. (“Emmis”) has entered into a securities purchase agreement with Alden Global Distressed Opportunities Master Fund, L.P. (“Alden”), a holder of its 6.25% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”).  Pursuant to the terms of the agreement, Emmis will purchase 1,035,925 shares of its Preferred Stock from Alden at a price of $15.75 per share of Preferred Stock upon the satisfaction of conditions to closing included in the securities purchase agreement.   The transaction will settle pursuant to the terms of a total return swap, the terms of which provide that until final settlement of these arrangements, the seller agrees to vote its shares in accordance with the instructions of Emmis.  Alden and Emmis have also entered into a mutual release of any claims existing between (i) Alden,  certain affiliated entities, Joseph R. Siegelbaum and certain other persons, on the one hand, and (ii) Emmis, certain affiliated entities, Jeffrey H. Smulyan, Emmis’ Chief Executive Officer and President, and certain entities affiliated with Mr. Smulyan, on the other hand. The mutual release becomes effective upon the closing of the purchase of the Preferred Stock pursuant to the total return swap.  Following the transaction, Emmis will have the right to direct the vote of approximately 56.8% of the outstanding Preferred Stock.  Emmis may enter into additional transactions to purchase its Preferred Stock in the future.

Including fees and expenses, upon closing of the acquisition, Emmis will have drawn $28.5 million of the $35.0 million available to it under the Note Purchase Agreement with Zell Credit opportunities Master Fund, L.P. dated November 10, 2011.

Note: Certain statements included in this Report on Form 8-K which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
• general economic and business conditions;
• fluctuations in the demand for advertising and demand for different types of advertising media;
• our ability to service our outstanding debt;
• increased competition in our markets and the broadcasting industry;
• our ability to attract and secure programming, on-air talent, writers and photographers;
• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
• increases in the costs of programming, including on-air talent;
• inability to grow through suitable acquisitions;
• changes in audience measurement systems
• new or changing regulations of the Federal Communications Commission or other governmental agencies;
• competition from new or different technologies;
• war, terrorist acts or political instability; and
• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 22, 2011

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
Name: J. Scott Enright
Title: Executive Vice President, General Counsel and Secretary